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                                                             Exhibit 4.4

           AMENDMENT NO.1 TO FIVE YEAR CREDIT AGREEMENT

         This Amendment No. 1 to Five Year Credit Agreement dated as of August 31, 1999 is entered into with reference to the Five Year Credit Agreement (the "Credit Agreement") dated as of December 31, 1998, among PARK PLACE ENTERTAINMENT CORPORATION, the Lenders, Syndication Agent and Documentation Agents referred to therein, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent. Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

         1. SECTION 1.01. Section 1.01 of the Credit Agreement is hereby amended to so that the following definitions read in full as follows (adding those definitions not now appearing therein, and amending now appearing definitions as set forth below):

         "Caesars" means, Caesars World, Inc., a Florida corporation.

         "Caesars Acquisition" means the acquisition by the Borrower of Caesars, Sheraton Tunica, and Starwood's interests in Metropolitan Entertainment Group, a Canadian partnership, pursuant to the Caesars Acquisition Agreement.

         "Caesars Acquisition Agreement" means the Stock Purchase Agreement dated as of April 27, 1999 among Starwood, ITT Sheraton Corporation, Starwood Canada Corp, Caesars, Sheraton Desert Inn Corporation, Sheraton Tunica and the Borrower.

         "Combined Pro Forma Financial Statements" means the combined pro forma financial statements of the Gaming Segment of Hilton and the Grand Assets for the twelve month period ended December 31, 1998 heretofore delivered by the Borrower to the Administrative Agent and each Lender.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period before (i) income taxes, (ii) interest expense,
         (iii) depreciation and amortization, (iv) minority interest, (v) extraordinary losses or gains, (vi) Pre-Opening Expenses, (vii) transactional expenses associated with the Spin-Off Transaction, and
         (viii) nonrecurring non-cash charges, PROVIDED that, in calculating "Consolidated EBITDA":

                  (a) for that portion of any period occurring prior to
              December 31, 1998, "Consolidated EBITDA" shall be computed on the basis of the operating results of the Gaming Segment and the Grand Assets for such periods reflected in the Combined Pro Forma Financial Statements.

                  (b) the operating results of each New Project which
              commences operations and records not less than one full fiscal quarter's operations during the relevant period shall be annualized; and

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                  (c) Consolidated EBITDA shall be adjusted, on a pro forma
              basis, to include the operating results of each resort or casino property acquired by the Borrower and its Consolidated Subsidiaries during the relevant period and to exclude the operating results of each resort or casino property sold or otherwise disposed of by the Borrower and its Subsidiaries, or whose operations are discontinued during the relevant period.

         "Consolidated Interest Expense" means, for any period, net interest expense of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles, PROVIDED that for that portion of any period occurring prior to December 31, 1998, "Consolidated Interest Expense" shall be computed on the basis of the net interest expense allocated to the Borrower and its Consolidated Subsidiaries and shown on the Combined Pro Forma Financial Statements.

         "Consolidated Net Income" means, for any period, the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period, provided that for that portion of any period occurring prior to December 31, 1998, such consolidated net income shall be the consolidated net income of the Gaming Segment and the Grand Assets for such periods reflected in the Combined Pro Forma Financial Statements.

         "Other Credit Agreements" means, collectively, the $2,000,000,000 Short Term Credit Agreement and the $1,000,000,000 Short Term Credit Agreement, each dated as of August 31, 1999 among the Borrower, the lenders referred to therein, and Bank of America, N.A., as Administrative Agent, in each case as at any time amended.

         "Pre-Opening Expenses" means, with respect to any fiscal period, the amount of expenses (OTHER THAN Consolidated Interest Expense) incurred with respect to capital projects which are classified as "pre-opening expenses" on the applicable financial statements of the Borrower and its Subsidiaries for such period (or, with respect to that portion of any period occurring prior to December 31, 1998, the Combined Pro Forma Financial Statements), prepared in accordance with generally accepted accounting principles.

         "Sheraton Tunica" means Sheraton Tunica Corporation, a Delaware corporation.

         "Starwood" means Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

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         2. SECTION 4.04. Section 4.04 of the Credit Agreement is hereby amended to read in full as follows:

         "4.04 FINANCIAL INFORMATION.

         (a) The Combined Pro Forma Financial Statements fairly present in all material respects, in conformity with generally accepted accounting principles, the pro forma combined financial position of the Gaming Segment and the divisions of Grand owning the Grand Assets as of the dates and for the periods therein stated.

         (b) Since December 31, 1998, there has been no material adverse change in the business, financial position, results of operations or prospects of the Gaming Segment and the Grand Assets, or in the operations of the Borrower and its Consolidated Subsidiaries, considered as a whole."

         3. SECTION 4.05. Section 4.05 of the Credit Agreement is hereby amended to read in full as follows:

         "4.05 LITIGATION. Except as disclosed in the Borrower's form 10-K report for the year ended December 31, 1998 or in its 10-Q reports dated March 31, and June 30, 1999, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity or enforceability of this Agreement or the Notes. Without limiting the generality of the foregoing, with respect to those litigation matters described above as reported in the Borrower's aforementioned form 10-K or 10-Q reports, (a) the disclosure contained therein was accurate as of the date of thereof, and (b) since such date there has been no material adverse development."

         4. AMENDMENT AND WAIVER OF SECTION 4.07. Section 4.07 of the Credit Agreement is hereby amended to read in full as follows:

         "4.07 TAXES. The United States Federal income tax returns of Hilton and its Subsidiaries and of Grand and its Subsidiaries have been filed through the fiscal year ended December 31, 1997. The Borrower and its Significant Subsidiaries have filed all United States Federal income tax returns and other material tax returns which are required to be filed by them and have paid or agreed to settlements of all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Significant Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate."

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The Lenders hereby waive any inaccuracy of the representations of the Borrower under the former text of Section 4.07. This is a one time waiver only, the Lenders shall be entitled to rely and insist upon the accuracy of the representations contained in Section 4.07, as hereby amended.

         5. SECTION 4.11. The second sentence of Section 4.11 of the Credit Agreement is hereby amended to read in full as follows:

         "The Borrower has disclosed to the Lenders in writing or by means of its filings with the Securities and Exchange Commission any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial position of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement."

         6. SECTION 5.01. The cross references to Sections 5.01(a) and (b) contained in Section 5.01(d) of the Credit Agreement are hereby amended to be a reference to Section 5.01(b) and (c). The cross reference to Section 5.01(a) contained in Section 5.01(e) of the Credit Agreement is hereby amended to be a reference to Section 5.01(b).

         6A. SECTION 5.06. Clauses (c) and (d) of Section 5.06 of the Credit Agreement are hereby amended to read in full as follows:

                  "(c) any Lien on any asset (other than Liens created to finance or refinance the cost of acquiring the equity interests and other assets acquired or to be acquired pursuant to the Caesars Acquisition Agreement) securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (it being understood that, for this purpose, the acquisition of a Person is also an acquisition of the assets of such Person); PROVIDED THAT the Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof, or such longer period, not to exceed 12 months, due to the Borrower's inability to retain the requisite governmental approvals with respect to such acquisition; provided further that, in the case of real estate, (i) the Lien attaches within 12 months after the latest of the acquisition thereof, the completion of construction thereon or the commencement of full operation thereof and (ii) the Debt so secured does not exceed the sum of (x) the purchase price of such real estate plus (y) the costs of such construction;

                   (d) any Lien on any asset of any corporation or other business entity (including without limitation the Persons acquired pursuant to the Caesars Acquisition Agreement) existing at the time such corporation or other business entity is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;"

         7. SECTION 5.09. Section 5.09 of the Credit Agreement is hereby amended to read in full as follows:


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                  "5.09 USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes, including but not limited to (a) on the Effective Date, the refinancing of obligations under the Hilton Credit Agreement and transactional and other expenses associated with the Spin-Off Transaction, and (b), thereafter, for working capital (including without limitation refinancing of obligations under either of the Other Credit Agreements), capital expenditures, the back stop of commercial paper and the acquisition of full-service hotel\casino, casino and casino\resort properties (including without limitation the Caesars Acquisition). None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U other than "margin stock" issued by the Borrower which is retired upon purchase or for any purpose which violates Section 5.08."

         8. AMENDMENT TO LEVERAGE RATIO. Section 5.10 of the Credit Agreement is hereby amended to read in full as follows:

         "5.10 LEVERAGE RATIO. The Leverage Ratio will not, as of the last day of any fiscal quarter of the Borrower described in the matrix below, exceed the ratio set forth opposite that fiscal quarter:

         FISCAL QUARTERS ENDING                MAXIMUM RATIO
         ----------------------                -------------
         Effective Date through
         September 30, 1999                       4.75:1.00

         December 31, 1999 through and            5.25:1.00
         including June 30, 2000

         September 30, 2000 and
         December 31, 2000                        4.75:1.00

         Later Fiscal Quarters                    4.50:1.00."

         9. AMENDMENT TO SCHEDULE 2. The definition of "Level I Status" set forth in the Credit Agreement is hereby amended to read in full as follows:

         "Level I Status" exists at any date if, at such date, either (x) the Debt Rating assigned by S&P is A- or higher or the Debt Rating assigned by Moody's is A3 or higher, or (y) the Applicable Leverage Ratio is less than 1.50:1."

The definition of "Margin Adjustment" set forth on Schedule 2 to the Credit Agreement is hereby amended to read in full as follows:

         "Margin Adjustment" means, (a) as of any date of determination when the Applicable Leverage Ratio is in excess of 3.50:1 but equal to or less than 4.00:1, an incremental

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         interest margin of 0.075% per annum to be added to the Euro-Dollar
         Margin in determining the rate applicable to Euro-Dollar Loans, (b) as of any date of determination when the Applicable Leverage Ratio is in excess of 4.00:1 but equal to or less than 4.75:1, an incremental interest margin of 0.150% per annum to be added to the Euro-Dollar Margin in determining the rate applicable to Euro-Dollar Loans, (c) as of any date of determination when the Applicable Leverage Ratio is in excess of 4.75:1, an incremental interest margin of 0.225% per annum to be added to the Euro-Dollar Margin in determining the rate applicable to Euro-Dollar Loans, and (d) as of any date of determination when the Applicable Leverage Ratio is less than 2.00:1, a deduction of 0.075% per annum to be subtracted from the Euro-Dollar Margin in determining the rate applicable to Euro-Dollar Loans."

         10. CONFIDENTIALITY. The Lenders hereby agree to hold any confidential information that they may receive from the Borrower or its Subsidiaries pursuant to this Agreement in confidence, EXCEPT for disclosure: (a) to their respective Affiliates and to other parties to this Agreement; (b) to legal counsel and accountants for any such party; (c) to other professional advisors to any such party, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this paragraph or has notified such professional advisors of the confidentiality of such information;
(d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming Board; (f) as required by law or legal process (PROVIDED THAT the Lender shall endeavor, to the extent it may do so under applicable law, to give the Borrower reasonable prior notice thereof to allow the Borrower to seek a protective order) or in connection with any legal proceeding to which that Lender and the Borrower are adverse parties; and (g) to another financial institution in connection with a dis-position or proposed disposition to that financial institution of all or part of that Lenders interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting the Borrower or its Subsidiaries reasonably considered by them to be confidential, OTHER THAN (i) information previously filed with any governmental agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by the Borrower or its Subsidiaries to any person not associated therewith without a confidentiality agreement substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of any Lender.

         11. WITHHOLDING CERTIFICATES. Each Lender who is required pursuant to the Credit Agreement to deliver an IRS form 4224 or form 1001 to the Administrative Agent or the Borrower agrees that it shall deliver in lieu thereof IRS form W-8 ECI or such other successor form as may promulgated by the Internal Revenue Service from time to time.

         12. AMENDED EXHIBITS. The form of the Compliance Certificate and the form of the Pricing Certificate are hereby amended to be in the forms attached hereto as Exhibits A and C respectively.

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         13. CONDITION PRECEDENT. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of written consents hereto executed by the Required Lenders.

         14. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Administrative Agent and the Banks that, as of the date of this Amendment, no Default or Event of Default has occurred and remains continuing.

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         15. CONFIRMATION. In all other respects, the terms of the Credit
Agreement and the other Loan Documents are hereby confirmed.

         IN WITNESS WHEREOF, Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.


                           PARK PLACE ENTERTAINMENT CORPORATION



                           By:  /s/  Janet E. Sockwell
                              ----------------------------------------
                               Janet E. Sockwell, CFA,
                               Vice President and Assistant Treasurer


                           BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association), as Administrative Agent on behalf of the Required Lenders


                           By:      /s/  Janice Hammond
                              -----------------------------------------------
                                    Janice Hammond, Vice President




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